--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            CORRPRO COMPANIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                                          CORRPRO COMPANIES LOGO

                                                  1090 Enterprise Drive, Medina,
                                                  Ohio 44256
                                                  Tel 330/723-5082,
                                                  Fax 330/723-0694

June 15, 1999

Dear Corrpro Shareholders:

     We invite you to attend Corrpro's 1999 Annual Shareholders' Meeting. It will be held on Thursday, July 22, 1999, at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio 44256 beginning at 10:00 a.m. eastern daylight savings time.

     Our directors and officers are expected to be available before and after the meeting to speak with you. During the meeting, we will review the performance of our business over the past fiscal year and will consider the matters explained in the formal notice and proxy statement that follow.

     Please vote, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the meeting. Your vote is important.

Sincerely,
/s/ Joseph W. Rog
Joseph W. Rog
Chairman of the Board, President
and Chief Executive Officer

                                                          CORRPRO COMPANIES LOGO

                                                  1090 Enterprise Drive, Medina,
                                                  Ohio 44256
                                                  Tel 330/723-5082,
                                                  Fax 330/723-0694

                            CORRPRO COMPANIES, INC.

                     NOTICE OF ANNUAL SHAREHOLDERS' MEETING

                            TO BE HELD JULY 22, 1999
--------------------------------------------------------------------------------

To the Holders of Common Shares of
  Corrpro Companies, Inc.

     We will hold the Annual Shareholders' Meeting of Corrpro Companies, Inc. at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio 44256, on Thursday, July 22, 1999, at 10:00 a.m., eastern daylight savings time.

     The meeting's purpose is to:

          1. Elect 4 Directors;

          2. Vote on the adoption of an employee stock purchase plan;

          3. Consider any other matters which properly come before the meeting and any adjournments.

     Only shareholders of record of common stock at the close of business on May 24, 1999 are entitled to receive notice of and to vote at the meeting. A list of the shareholders entitled to vote will be available for examination at the meeting by any shareholder for any purpose properly related to the meeting.

     We have enclosed our fiscal 1999 annual report, which includes our financial statements, and our proxy statement with this notice of annual meeting.

     To assure your wishes are carried out, please vote, sign and mail the enclosed proxy as soon as possible. We have enclosed a postage prepaid return envelope. Your proxy is being solicited by Corrpro's Board of Directors.

/s/ Neal R. Restivo
Neal R. Restivo
Executive Vice President -- Chief Financial Officer,
Secretary and Treasurer

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

June 15, 1999

--------------------------------------------------------------------------------

                            CORRPRO COMPANIES, INC.

                                PROXY STATEMENT

ANNUAL SHAREHOLDERS' MEETING
--------------------------------------------------------------------------------

     Corrpro's 1999 annual shareholders' meeting will be held July 22, 1999 beginning at 10:00 a.m., eastern daylight savings time. It will be at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio 44256.

RECORD DATE
--------------------------------------------------------------------------------

     Shareholders as of the close of business on May 24, 1999 are entitled to vote at the meeting. Each share is entitled to one vote. On May 24, 1999, we had 7,679,478 shares of our common stock outstanding.

AGENDA
--------------------------------------------------------------------------------

     The purpose of the meeting is to:

          1. Elect 4 Directors;

          2. Vote on the adoption of an employee stock purchase plan; and

          3. Consider any other proper business.

PROXIES
--------------------------------------------------------------------------------

     We will follow your voting instructions on the proxy card that you return. If no instructions are given, we will vote signed proxies for the proposals. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies "for" the Board's nominees and "for" agenda item 2. The Board or proxy holders will use their discretion on other matters. If a nominee cannot or will not serve as a Director, the Board or proxy holders will vote for a person whom they believe will carry on our present policies.

PROXIES SOLICITED BY
--------------------------------------------------------------------------------

     Corrpro is soliciting this proxy on behalf of the Corrpro Board of Directors.

FIRST MAILING DATE
--------------------------------------------------------------------------------

     This proxy statement is being mailed to shareholders on or about June 15, 1999.

REVOKING YOUR PROXY
--------------------------------------------------------------------------------

     You may revoke your proxy before it is voted at the meeting. To revoke, follow the procedures listed under "Voting Procedures / Revoking Your Proxy."

FISCAL YEAR
--------------------------------------------------------------------------------

     Our fiscal year is the 12-month period beginning April 1 and ending March
31. Unless otherwise noted, we are presenting information for our fiscal year that ended March 31, 1999. Fiscal 1999 means our most recently completed fiscal year which ended March 31, 1999. Fiscal 2000 means our current fiscal year that will end March 31, 2000.

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT
   PROMPT RETURN OF YOUR PROXY WILL HELP REDUCE THE COSTS OF RESOLICITATION.

                                    CONTENTS

General Information.........................................     1
Proposal One: Election of Directors.........................     3
Proposal Two: Approval of Employee Stock Purchase Plan......     5
Board Information...........................................     8
Compensation Committee Report on Executive
  Compensation(1)...........................................     9
Company Stock Performance(1)................................     11
Executive Compensation and Other Information................     12
Section 16(a) Beneficial Ownership Reporting Compliance.....     14
Corrpro Share Ownership.....................................     14
Compensation Committee Interlocks and Insider
  Participation.............................................     15
Independent Auditors........................................     16
Voting Procedures/Revoking Your Proxy.......................     16
Submission of Shareholder Proposals.........................     17
Other Business..............................................     17
Corrpro Companies, Inc. Employee Stock Purchase Plan........  Appendix

---------------

(1) The Compensation Committee report and the performance graph will not be incorporated by reference into any present or future filings we make with the SEC, even if those reports incorporate all or any part of this proxy statement.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

BOARD STRUCTURE
--------------------------------------------------------------------------------

     The Board has seven members. The Directors are divided into two classes. At each annual meeting, the term of one class expires. Directors in each class serve for two year terms.

BOARD NOMINEES WHOSE TERMS EXPIRE AT THE 2001 ANNUAL MEETING:
--------------------------------------------------------------------------------

     We will elect 4 Directors this year. We urge you to Vote for Mr. Hodge, Mr. Kroon, Mr. Lynham, and Mr. Rog.

ROBERT E. HODGE
--------------------------------------------------------------------------------

     Mr. Hodge has been a Director of Corrpro since November 1993. He retired in January 1993 from his position as Senior Vice President of Gas Supply, Natural Gas Pipeline Company of America, a unit of MidCon Corp., which is a subsidiary of Occidental Petroleum Corporation. Mr. Hodge joined Natural Gas Pipeline Company of America in 1960 and became Senior Vice President in 1989. He graduated from the University of Missouri, Rolla, with a degree in electrical engineering. He also holds a Master of Business Administration degree from the University of Illinois. Age 61.

DAVID H. KROON
--------------------------------------------------------------------------------

     Mr. Kroon has been a Director of Corrpro since 1984, and Executive Vice President since April 1993. He served as Senior Vice President of Corrpro from its formation in 1984 until April 1993. Mr. Kroon has over twenty-five years of engineering and consulting experience in the corrosion control market. He is widely published in water and waste treatment, electrical power, oil and gas, and environmental journals worldwide. His experience includes management of business, planning, policies and procedures, and professional development. Mr. Kroon graduated from Yale University with a Bachelor of Science degree in Chemistry. Age 49.

C. RICHARD LYNHAM
--------------------------------------------------------------------------------

     Mr. Lynham has been a Director of Corrpro since June 1992. Since 1992, he has been the owner and Chief Executive Officer of Harbor Castings, Inc., an investment casting foundry located in North Canton, Ohio. Previously he was Group Vice President, Ceramics, for Ferro Corporation (1984-1992), a Fortune 500 manufacturer of specialty industrial products. Mr. Lynham is a director of Western Reserve Bancorp, Inc. Mr. Lynham holds the degrees of Bachelor of Mechanical Engineering from Cornell University and Master of Business Administration from Harvard University. Age 57.

JOSEPH W. ROG
--------------------------------------------------------------------------------

     Mr. Rog has been a Director and Corrpro's Chief Executive Officer since its formation in 1984. He become Chairman of the Board in June 1993 and has been President since June 1995. Mr. Rog was also Corrpro's President between January 1984 and June 1993. Mr. Rog has over thirty-five years of industry experience in various technical and management capacities and has broad, first-hand experience in corrosion analysis and the design and implementation of corrosion control systems. He graduated from Kent State University with a Bachelor of Science degree in Geology, and has also completed the Graduate School of Business course at Stanford University. Age 59.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.

CONTINUING DIRECTORS WHOSE
TERMS EXPIRE AT THE 2000 ANNUAL MEETING:
--------------------------------------------------------------------------------

WARREN F. ROGERS
--------------------------------------------------------------------------------

     Dr. Rogers has been a Director of Corrpro since July 1996. He has been, since 1979, president of Warren Rogers Associates, Inc., a Newport, Rhode Island firm which provides underground storage tank management and consulting services, including mathematical and statistical modeling. Dr. Rogers has also served as a Vice President of the Center for Naval Analysis in Alexandria, Virginia from 1982 to 1989. He earned a Ph.D. in statistics from Stanford University and has an M.S. in Operations Research from the U.S. Naval Post-Graduate School. Age 69.

BARRY W. SCHADECK
--------------------------------------------------------------------------------

     Mr. Schadeck has been a Director of Corrpro since April 1993 and Executive Vice President since July 1995. He has been President of Corrpro Canada, Inc., a Corrpro subsidiary, since its formation in May 1994. Mr. Schadeck has served as President, since 1993, and Chief Financial Officer, since 1979, of Corrpro's Commonwealth Seager Group subsidiary. Prior to 1979, for seven years he was Chief Financial Accountant of Associated Engineering Services Ltd. Mr. Schadeck graduated from Northern Alberta Institute of Technology with a degree in accounting, and received his designation as a Certified General Accountant in 1978. Age 48.

WALTER W. WILLIAMS
--------------------------------------------------------------------------------

     Mr. Williams has been a Director of Corrpro since July 1996. He retired in November 1992 from his position as Chairman and Chief Executive Officer of Rubbermaid Incorporated, a position he had held since May 1991. Prior to that time, Mr. Williams was President and Chief Operating Officer of Rubbermaid Incorporated beginning in September 1987 and Vice Chairman beginning in October 1990. Prior to joining Rubbermaid, he spent 31 years with The General Electric Company in a wide variety of domestic and international consumer marketing, sales and general management positions. He is a director of Enamelon, Inc., the Stanley Works, and Paxar Corporation. Mr. Williams graduated from Utica College of Syracuse University with a degree in Finance. Age 65.

                 PROPOSAL TWO: ADOPTION OF THE CORRPRO EMPLOYEE
                              STOCK PURCHASE PLAN

     The Board believes it is in Corrpro's best interest to approve a proposal to Adopt the Corrpro Employee Stock Purchase Plan.

PROPOSED RESOLUTION
--------------------------------------------------------------------------------

     On June 1, 1999, the Compensation Committee of the Board approved the Corrpro Companies, Inc. Employee Stock Purchase Plan. To become effective, the plan requires the affirmative vote of a majority of the common shares present in person or by proxy at the annual meeting. Then the plan will be effective beginning January 1, 2000. This plan is intended to meet the requirements of
Section 423 of the Internal Revenue Code, which specifies provisions that the plan must follow. The following resolution will be proposed for adoption at the annual meeting:

          RESOLVED, that the Corrpro Companies, Inc. Employee Stock Purchase Plan submitted to the 1999 Corrpro Annual Shareholders' Meeting be and hereby is adopted.

REASONS FOR THE PROPOSAL

     An employee stock purchase plan is a form of stock based compensation. Employees have a systematic long-term investment opportunity to own employer stock. When shareholder value increases, the wealth of the people who help produce shareholder value increases.

     Corrpro has designed its employee stock purchase plan to be broad-based among its employees. The plan expands Corrpro's benefit package to employees at relatively low cost. It will increase employee awareness of Corrpro's stock performance at all levels. The plan provides employees with potential tax savings and attractive investment opportunities. Corrpro receives a continuing source of equity and an attractive incentive to help attract and retain key employees.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------

     We have summarized the material features of the plan below. The plan will be governed by the plan document, which is attached to this proxy statement.

     Purpose. The plan's purpose is to encourage eligible Corrpro employees to acquire or increase their personal equity interest in Corrpro.

     Administration. The Stock Option Subcommittee of the Board will be the administrator of the plan. The administrator decides when and how shares are sold under the plan, designates which Corrpro subsidiary companies' employees can participate, interprets the plan, and adopts any needed rules and regulations for the plan's administration. The administrator may designate others, including Corrpro officers and employees, to perform the day-to-day administration and maintain records.

     Eligibility. Generally, all Corrpro employees are eligible to participate. The plan excludes persons employed for less than twelve consecutive months, employees who own (including stock options) 5% or more of Corrpro shares, employees who are customarily employed by the Company for less than 20 hours per week or 5 months in any calendar year, and employees who are prohibited from participating in the plan by law. On June 1, 1999, approximately 680 employees would be eligible to participate.

     Grant, Exercise and Expiration. The plan provides for 6 month "offering periods" during which an employee may elect to have a percentage of pay withheld and accumulated. An electing participant is treated as having been granted a stock option to purchase Corrpro shares on the first day of the offering period, which is also referred to as the "grant date". At the end of the offering period, the employee is treated as having exercised a stock option and thus purchases shares of Corrpro. The last day of the offering period is referred to as the "exercise date".

     The purchase price per share is determined by the administrator. It can be between 85% and 100% of the lower of the Corrpro fair market value stock price
1) at the beginning of the offering period or 2) the end of the offering period. Initially, the administrator has established 90% as the applicable percentage. Fair market value will be the closing price on the New York Stock Exchange on the grant date or exercise date. If such date is not a trading date, the most recent preceding trading date will be used to determine fair market value. Offering periods begin each January 1 and July 1 until no shares remain available under the plan.

     Enrollment. Eligible Corrpro employees may elect to have a whole percentage from 1% to 10% of base pay deducted each payroll period, up to a limit of $3,000 each offering. Corrpro will account for such deductions until these amounts are either withdrawn, distributed or used to purchase shares. No interest will be credited on these cash amounts.

     Generally a participant may change his or her authorized payroll deduction at any time without withdrawing from the plan. In such cases, his or her accumulated deductions will be applied to purchase shares on the next June 30 or December 31. A participant may elect to withdraw from participation in the plan at any time and receive the amount of accumulated payroll deductions, subject to any notice or other procedural requirements established by the administrator.

     Number of Shares That May Be Purchased. On each exercise date, a participant's accumulated payroll deductions are used to purchase Corrpro shares from Corrpro. Section 423 of the Internal Revenue Code provides that no employee may be granted an option under this plan (or any other Corrpro plan under Section 423) which would permit the employee to purchase in any calendar year Corrpro shares with a fair market value (determined as of the grant date) in excess of $25,000.

     In total 375,000 Corrpro common shares may be purchased under the plan. This total, the purchase price, and the type of shares available under the plan, may be adjusted in the event of a stock dividend, recapitalization, stock split, merger or similar transaction.

     Termination of Employment. A participant's whose employment ends prior to the next exercise date will not be able to purchase shares for that offering period. Corrpro will distribute the participant's accumulated payroll deductions to the participant in cash as soon as administratively feasible.

     Current Market Price of Common Stock. On June 1, 1999, the closing price of Corrpro shares as reported on the New York Stock Exchange was $10 per share.

     Federal Income Tax Considerations. Participants do not recognize taxable income on the applicable grant date or on the applicable exercise date by reason of their elections to participate in an offering. If a participant sells the shares purchased more than two years after the applicable grant date, the participant will have taxable ordinary income. The amount of ordinary income is the lesser of 1) the sale price less the purchase price actually paid, or 2) the sale price less the option price of the shares on the grant date. Any additional gain is capital gain. If the sale price is less than the purchase price, the participant will have a capital loss.

     If a participant sells the shares within two years of the grant date, the participant generally will have taxable ordinary income equal to the difference between the fair market value of the option shares on the exercise date and the purchase price. Any additional gain is long-term or short-term capital gain, depending on how long the participant held the shares. Corrpro is not entitled to any deduction in connection with the purchase or sale of shares, except in cases where the participant sells the shares prior to meeting the two-year holding requirement mentioned above. In those cases, Corrpro is entitled to a deduction equal to the amount of ordinary income required to be recognized by the participant.

     Amendment or Termination. Corrpro's Board may amend or terminate the plan to comply with the rules or regulations of any governmental authority, or to be eligible for tax benefits under the Internal Revenue Code, or for any other reasons. Generally, no amendment or termination may adversely affect the rights of any participant with respect to any grant previously made unless required by law. No amendment may increase the number of shares authorized for sale under the plan without the approval of Corrpro's shareholders.

     Transferability. Only the employee may purchase the shares pursuant to his or her election to participate. The employee's rights to make such purchases are not transferable except in case of his or her death.

     Duration of the plan. The plan will end on December 31, 2009.

            THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE CORRPRO COMPANIES, INC. EMPLOYEE STOCK PURCHASE PLAN

                               BOARD INFORMATION

BOARD MEETINGS:
--------------------------------------------------------------------------------

     In fiscal 1999, the Board held a total of 7 regular quarterly and special meetings. Each Director attended at least 75% of all Board and applicable Committee meetings.

BOARD COMMITTEES:
--------------------------------------------------------------------------------

     The Audit Committee approves annually the firm of independent auditors that is to be engaged to audit and to report on the financial statements. It also reviews and approves the annual audit plan, oversees our internal control structure, reviews our financial reporting, and reports its activities to the Board on a regular basis. The Audit Committee held three meetings in fiscal 1999. Members: Mr. Hodge, Mr. Lynham (Chairperson), Dr. Rogers, and Mr. Williams.

     The Compensation Committee reviews and approves the Chief Executive Officer's ("CEO") compensation and, upon consultation with the CEO, compensation for the officers of the Company and its subsidiaries who report directly to the CEO. It also establishes, amends, and determines awards under executive compensation plans and programs; oversees selection of and meets with outside consultants to review the Company's executive compensation programs as appropriate; and reviews Board responsibilities, recommends the number of Directors, and is authorized to nominate Directors and Committee members. The Compensation Committee held 6 meetings during fiscal 1999. Members: Mr. Hodge (Chairperson), Mr. Lynham, Dr. Rogers, and Mr. Williams. Its Stock Option Subcommittee, which administers and authorizes awards under certain of the Company's compensation plans, is comprised of Mr. Hodge, Mr. Lynham, and Mr. Williams.

     The entire Board elected to exercise its right to nominate the Directors standing for re-election at the 1999 annual shareholders' meeting.

                               BOARD COMPENSATION

RETAINER AND FEES
--------------------------------------------------------------------------------

     Corrpro pays non-employee Directors an annual retainer of $12,000. Corrpro also pays non-employee Directors $1,000 ($1,200 for a Committee chairperson) for each in-person Board or Committee meeting attended and $350 ($550 for a Committee chairperson) for each telephonic Board or Committee meeting attended. Corrpro also reimburses its Directors for reasonable out of pocket expenses incurred in attending Board and Committee meetings.

DEFERRED COMPENSATION PLAN
--------------------------------------------------------------------------------

     Eligible Directors may elect to defer payment of all or any part of the compensation under the Deferred Compensation Plan for Outside Directors. Participating Directors elect an investment model which determines the return on their deferred funds. The investment model can include Corrpro common shares. Deferred portions are payable in a lump sum, over a period of five years or over a period of ten years. The Director specifies in advance the date on which payments will begin. Payments are accelerated if the Director dies or becomes disabled.

OUTSIDE DIRECTORS' STOCK OPTION PLAN
--------------------------------------------------------------------------------

     Under the 1997 Non-employee Directors' Stock Option Plan, Corrpro automatically grants stock options to purchase 2,500 Corrpro shares at fair market value on the date a Director is first elected, and, beginning the next calender year, on each September 30th that the individual is a Corrpro Director.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

THE COMMITTEE
--------------------------------------------------------------------------------

     Corrpro's Compensation Committee is comprised only of outside Directors. Our Stock Option Subcommittee is comprised only of independent Directors as defined by the Securities and Exchange Commission and the Internal Revenue Service. We generally exercise the Board's powers in compensating Corrpro's executive officers. We also administer Corrpro's incentive plans, including the 1997 Long-Term Incentive Plan.

BASE SALARIES
--------------------------------------------------------------------------------

     We review recommendations and set the base salaries of the named executive officers each fiscal year. In performing this review, we consider the compensation practices of comparable companies, competitive trends, individual performance, and duties and responsibilities of the officers.

     In establishing Mr. Rog's base salary for fiscal 1999, we considered an independent consulting firm's data base of competitive information from domestic industrial companies of similar size. We also considered the proxy statements of those companies comprising the peer group utilized in the performance graph under "Company Stock Performance" for comparing total returns to shareholders. We believed it was necessary to consider not only the peer group of companies but also the broader group of domestic industrial companies of similar size for salary comparisons since this broader group of companies competes for the talent of the executive officers.

INCENTIVE COMPENSATION
--------------------------------------------------------------------------------

     Cash Incentives. Corrpro maintains a cash bonus program. Key employees, including the executive officers, can earn cash bonuses. Bonuses are determined based on performance measures approved by the Board and management's discretion. The performance measures used for fiscal 1999 included Corrpro's consolidated earnings before taxes and bonus expense, as well as local, regional and business unit performance objectives. Approximately 150 key employees, including the executive officers, received cash bonus awards for fiscal 1999.

     In determining the size of target awards for the Chief Executive Officer and executive officers, the Committee subjectively reviewed the performance of each executive relative to such executive's individual goals.

     Equity Incentives. Our Stock Option Subcommittee granted stock options to the five named executive officers during fiscal 1999. The options were designed to provide incentives to manage Corrpro in the best interests of the shareholders, and to encourage the executives to remain employed by Corrpro on a long-term basis. We granted these awards based upon the level of the executive's responsibility, performance, and the importance of such executive's retention. These factors were weighted subjectively by the Compensation Committee.

Respectfully submitted,

               Compensation Committee:
               Robert E. Hodge
               C. Richard Lynham
               Warren F. Rogers
               Walter W. Williams

                           COMPANY STOCK PERFORMANCE

     The graph below compares the cumulative return from investing $100 on March 31, 1994 in Corrpro shares, the S&P 500 Index, and an index of peer companies. The peer companies offer a broad range of engineering, environmental and cost construction services. They include Exponent, Inc., Harding Lawson Associates Group, Inc., Michael Baker Corp. and for periods prior to fiscal 1999, Tanknology Environmental, Inc. Tanknology Environmental, Inc.'s results are no longer available as of the end of fiscal 1999.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        MARCH 31, 1994 TO MARCH 31, 1999

                                                         CORRPRO                     S&P 500                   PEER GROUP
                                                         -------                     -------                   ----------
 1994                                                    100.00                      100.00                      100.00
 1995                                                     86.08                      115.57                       64.66
 1996                                                     38.61                      152.67                       77.24
 1997                                                     48.73                      182.93                       77.79
 1998                                                     75.00                      270.74                      116.53
 1999                                                     71.99                      320.71                       78.58

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF COMPENSATION
--------------------------------------------------------------------------------

     The following table summarizes the compensation we paid the chief executive officer and each of the four other most highly compensated executive officers as of the end of fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                           LONG-TERM
                                                                          COMPENSATION
                                                                             AWARDS
    NAME AND PRINCIPAL      FISCAL                         OTHER ANNUAL      STOCK          ALL OTHER
         POSITION            YEAR     SALARY     BONUS     COMPENSATION     OPTIONS      COMPENSATION(1)
--------------------------------------------------------------------------------------------------------
Joseph W. Rog.............   1999    $274,000   $165,000        $0           25,000          $4,004
  Chairman of the Board,     1998     249,000    132,600         0          131,250           3,032
  President, and Chief       1997     235,000     79,000         0           50,000           1,084
  Executive Officer

Michael K. Baach..........   1999     165,000     80,000         0           10,000           1,425
  Executive Vice President   1998     150,000     63,600         0           31,250           1,096
  Sales and Marketing        1997     140,000     39,000         0           15,000             385

George A. Gehring, Jr.....   1999     165,000    120,000         0           10,000           2,538
  Executive Vice             1998     150,000     63,600         0           31,250           2,167
  President,                 1997     140,000     39,000         0           15,000             210
  Eastern Region

Neal R. Restivo...........   1999     175,000     75,000         0           10,000           3,445
  Executive Vice             1998     164,000     63,600         0           37,500           2,940
  President,                 1997     152,360     39,000         0           15,000             914
  Chief Financial Officer,
  Secretary and Treasurer

Barry W. Schadeck.........   1999     165,000    120,000         0           10,000               0
  Executive Vice             1998     142,660     82,200         0           31,250               0
  President,                 1997     139,612     39,000         0           15,000               0
  Western Region and
  President of Corrpro
  Canada, Inc.

-------------------------

(1) Amounts represent Company matching contributions Corrpro's 401(k) retirement savings plan.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

     The following table lists our grants during fiscal 1999 of stock options to the officers named in the Summary Compensation Table. The amounts shown as potential realizable values rely on arbitrarily assumed increases in value required by the SEC. In assessing those amounts, please note that the ultimate value of the options depends on actual future share prices. Market conditions and other factors can influence those future share values.

                                        INDIVIDUAL GRANTS                     POTENTIAL REALIZABLE
                       ---------------------------------------------------      VALUE AT ASSUMED
                                  % OF TOTAL                                  ANNUAL RATES OF STOCK
                                   OPTIONS                                   PRICE APPRECIATION FOR
                                  GRANTED TO    EXERCISE OR                      OPTION TERM (2)
                       OPTIONS   EMPLOYEES IN   BASE PRICES    EXPIRATION    -----------------------
        NAME           GRANTED   FISCAL YEAR     ($/SH)1)         DATE           5%          10%
----------------------------------------------------------------------------------------------------
Joseph W. Rog.........  25,000       23.51%        $12.80      May 15, 2008    $195,363     $509,998
Michael K. Baach......  10,000        9.41          12.80      May 15, 2008      78,145      203,999
George A. Gehring, Jr.  10,000        9.41          12.80      May 15, 2008      78,145      203,999
Neal R. Restivo.......  10,000        9.41          12.80      May 15, 2008      78,145      203,999
Barry W. Schadeck.....  10,000        9.41          12.80      May 15, 2008      78,145      203,999

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                    UNDERLYING OPTIONS     IN-THE-MONEY OPTIONS
                            SHARES                   FISCAL YEAR-END      AT FISCAL YEAR-END(1)
                          ACQUIRED ON    VALUE         EXERCISABLE             EXERCISABLE
          NAME             EXERCISE     REALIZED      UNEXERCISABLE           UNEXERCISABLE
------------------------------------------------------------------------------------------------
Joseph W. Rog...........      None           N/A    172,083     79,167     $860,768     $32,188
Michael K. Baach........      None           N/A     44,167     30,833      240,959      16,354
George A. Gehring, Jr...    11,250      $136,040    119,167     30,833      186,584      16,354
Neal R. Restivo.........      None           N/A     65,000     35,000      287,251      16,874
Barry W. Schadeck.......      None           N/A     60,417     30,833      198,427      16,354

-------------------------

(1) This value is calculated based on the difference between $11 3/8, the closing price of the Company's Common Shares on March 31, 1999, and the exercise price of the options.

EMPLOYMENT AGREEMENTS
--------------------------------------------------------------------------------

     Mr. Rog's current employment agreement has a term which began April 1, 1998 and continues until March 31, 2001. Under this agreement, Mr. Rog serves as Corrpro's Chairman of the Board, Chief Executive Officer and President. The agreement provides for Mr. Rog to be nominated as a Corrpro Director for so long as such agreement remains in effect.

     This employment agreement provides for the payment of base salary and such other compensation as determined by the Board of Directors from time to time. Other compensation may include bonuses, stock options, and incentive compensation. Mr. Rog's base salary is subject to annual review.

     Mr. Rog may not compete with Corrpro during the term of the agreement and for as long as Mr. Rog receives payments pursuant to the agreement. Corrpro may terminate Mr. Rog's employment for good cause, in which case the Company will pay Mr. Rog his base salary earned through termination with no further obligation to him except as required by law. Mr. Rog has earned the right to receive retirement income with a lifetime survivor benefit to his spouse in an amount equal to 50% of his base salary, payable monthly, provided that certain conditions are satisfied.

     Corrpro may have to pay severance to Mr. Rog if specified events occur. These events include termination of his employment 1) because Corrpro is in breach or 2) without good cause three months prior to or twelve months after a change in control, as defined. In such cases, Corrpro must pay one year of severance (two years in the event of a change in control) at the rate of his base salary in effect at the time of termination plus a payment equal to full year's participation in any short-term incentive bonus plan at the 100% level. Mr. Rog would also be entitled to continue any medical or other insurance coverage in effect at the time of termination until age 65. If the severance is payable due to a change in control, Corrpro must set aside sufficient funds in a trust which satisfies certain tax requirements.

     Mr. Rog's is eligible for disability benefits. If he becomes disabled while employed, his salary and other compensation continues for the first ninety days, offset by amounts paid under other company sponsored disability plans. If his disability cannot be reasonably accommodated, the Board may terminate his employment. In such case, Mr. Rog's current participation in bonus and incentive plans will not be adversely affected. Mr. Rog is also covered by other company welfare benefits.

     Corrpro and Mr. Baach, Mr. Gehring, and Mr. Restivo have signed employment agreements beginning April 1, 1998 and ending March 31, 2001 under which each serves as an Executive Vice President. These agreements provide for the payment of base salaries, subject to annual adjustment. In general, these agreements provide similar severance arrangements as the employment agreement with Mr. Rog described above, except that no retirement income will be paid and that medical and other insurance coverage shall continue for a period of twelve months rather than to age 65 if the employee is terminated if specified events occur. Mr. Schadeck's services are provided through one of Corrpro's Canadian subsidiaries. This subsidiary has engaged Mr. Schadeck under a management services agreement which provides for base level compensation and bonuses based on performance. The agreements with the named executive officers generally restrict the officers from competing for one year following termination.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on a review of reports filed by our Directors, executive officers and beneficial holders of 10% or more of our shares, and upon information provided by those persons, all SEC stock ownership reports required to be filed by those reporting persons during fiscal 1999 were timely made.

                            CORRPRO SHARE OWNERSHIP

     The following tables lists our share ownership for the persons or groups specified on May 24, 1999, unless otherwise noted. Ownership includes direct and indirect (beneficial) ownership, as defined by SEC rules. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted.

CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

                                                           NUMBER OF
                          NAME                             SHARES(1)    PERCENT
-------------------------------------------------------------------------------
Michael K. Baach.........................................   121,179       1.5%
George A. Gehring, Jr....................................   119,675       1.5%
Robert E. Hodge (2)......................................    10,000         *
David H. Kroon...........................................   282,648       3.4%
C. Richard Lynham........................................    18,125         *
Neal R. Restivo..........................................    66,500         *
Joseph W. Rog............................................   424,292       5.2%
Warren F. Rogers.........................................     3,375         *
Barry W. Schadeck........................................   146,270       1.8%
Walter W. Williams.......................................    78,075         *
14 Directors and executive officers as a group...........  1,306,377     15.9%
David L. Babson & Company Incorporated (3)...............   969,200      12.3%

---------------

   *Less than 1%

(1) The number of shares listed includes shares under currently exercisable stock options and stock options which may become exercisable within 60 days following May 24, 1999. The number of such exercisable stock options for those listed above are: Mr. Baach (44,167); Mr. Gehring (116,017 shares); Mr. Hodge (8,750 shares); Mr. Kroon (41,042 shares); Mr. Lynham (16,250 shares); Mr. Restivo (65,000 shares); Mr. Rog (172,083 shares); Dr. Rogers (3,125); Mr. Schadeck (60,417 shares) Mr. Williams (3,125); and all Directors and executive officers as a group (557,266).

(2) Mr. Hodge has shared voting power for 1,000 shares held in the Hodge Family Trust.

(3) Such number of shares owned is based upon information provided by a Schedule 13G/A filed by David L. Babson Company Incorporated with the Securities and Exchange Commission on January 19, 1999.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Warren F. Rogers, a member of the Compensation Committee, is president of Warren Rogers Associates, Inc. ("WRA"). WRA currently conducts, on behalf of the Company, statistical evaluation of corrosion data relating to the Company's customers, primarily in the underground storage tank market. The Company has worked with WRA since 1985. During fiscal 1999, fees paid to WRA totaled $878,005. The Company believes that the terms of all transactions and arrangements with WRA are no less favorable to the Company than similar transactions and arrangements which might have been entered into with unrelated parties.

                              INDEPENDENT AUDITORS

     Corrpro is incorporated in Ohio, which does not require approval by shareholders of the selection of independent auditors. A representative of KPMG LLP is expected to be present at the meeting. KPMG acted as independent auditors for Corrpro for the fiscal 1999. The Audit Committee will select Corrpro's auditors for fiscal 2000.

                     VOTING PROCEDURES/REVOKING YOUR PROXY

     You can vote by mail or in person at the meeting. To vote by mail, complete and sign your proxy card -- or your broker's voting instruction card if your shares are held by your broker -- and return it in the enclosed business-reply envelope.

     To be elected, Directors must receive a plurality of the shares present and voting in person or by proxy, provided a quorum exists. A plurality means receiving the largest number of votes, regardless of whether that is a majority. A quorum is present if at least a majority of the outstanding shares on the Record Date (7,679,478 shares) is present in person or by proxy. Proposal Two, to adopt the Corrpro Employee Stock Purchase Plan, must be approved by a majority of the votes cast, provided a quorum is present. All other matters submitted to you at the meeting will be decided by a majority of the votes cast on the matter, provided a quorum exists, except as otherwise provided by law or our Articles of Incorporation or Code of Regulations.

     Those who fail to return a proxy or attend the meeting will not count towards determining any required plurality, majority or quorum. Shareholders and brokers returning proxies or attending the meeting who abstain from voting on a proposition will count towards determining a quorum for that matter, and their proxies will not affect determination of a plurality. Those abstentions, however, will not count towards achievement of a majority.

     If you are a participant in our 401(k) retirement savings plan, the blue proxy card will represent the number of shares in your plan account. The proxy will also serve as a voting instruction to the trustee of the 401(k) plan for your plan shares. For our plans, if you do not vote your shares, the trustees of those plans will vote them on your behalf.

     The enclosed proxies will be voted in accordance with the instructions you place on the proxy card. Unless otherwise stated, all shares represented by your returned, signed proxy will be voted as noted on the first page of this proxy statement.

     You can change your mind after sending in a proxy, until the meeting by following these procedures.

     Proxies may be revoked if you:

     - Deliver a signed, written revocation letter, dated later than the proxy, to Neal R. Restivo, Secretary, at 1090 Enterprise Drive, Medina,
       Ohio 44256;

     - Deliver a signed proxy, dated later than the first one, to National City Bank 629 Euclid Avenue, Suite 635, Cleveland, Ohio 44114;

     - Attend the meeting and vote in person or by proxy. Attending the meeting alone will not revoke your proxy.

                               PROXY SOLICITATION

     Beacon Hill Partners, Inc. will help us solicit proxies at a cost to Corrpro of $2,500 plus expenses. Our employees may also solicit proxies for no additional compensation. We will reimburse banks, brokers, custodians, nominees and fiduciaries for reasonable expenses they incur in sending these proxy materials to you if you are a beneficial holder of our shares.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     From time to time, shareholders seek to nominate Directors or present proposals for inclusion in the proxy statement and form of proxy for consideration at the annual meeting. To be included in the proxy statement or considered at an annual or any special meeting, you must timely submit, to our Secretary, nominations of Directors or proposals, in addition to meeting other legal requirements. We must receive proposals to be included in the proxy statement for the 2000 annual meeting no later than February 14, 2000. We must receive proposals not to be included in the proxy statement for the 2000 annual meeting no later than May 1, 2000.

                                 OTHER BUSINESS

     The Board of Directors knows of no other matters for consideration at the meeting. If any other business should properly arise, the persons appointed in the enclosed proxy have discretionary authority to vote in accordance with their best judgment.

     A copy of Corrpro's Fiscal 1999 Annual Report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders, without charge, upon written request to Investor Relations, Corrpro Companies, Inc. You may also obtain our SEC filings through the Internet at www.sec.gov or visit us at our website at www.corrpro.com.

By order of the Board of Directors.
/s/ Neal R. Restivo
Neal R. Restivo
Executive Vice President, Chief Financial Officer
Secretary and Treasurer

                     PLEASE VOTE -- YOUR VOTE IS IMPORTANT

                                                                        APPENDIX

                            CORRPRO COMPANIES, INC.

                          EMPLOYEE STOCK PURCHASE PLAN

     1. PURPOSE OF THE PLAN. This Employee Stock Purchase Plan is adopted on this 1st day of June, 1999, with an effective date of January 1, 2000. The Plan is intended to encourage eligible employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms. The opportunity so provided is intended to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, to aid in retaining individuals who put forth such efforts, and to assist in attracting the best available individuals to the Company and its Subsidiaries in the future. It is the Company's intention that this Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. DEFINITIONS. When used herein, the following terms shall have the meanings set forth below:

          2.1 "Account" means the funds accumulated with respect to an Employee as a result of deductions from his paycheck for the purpose of purchasing Shares under the Plan. The funds allocated to an Employee's Account shall remain the property of the Employee at all times but may be commingled with the general funds of the Company.

          2.2 "Board" means the Board of Directors of the Company.

          2.3 "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
     Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is adopted by the Board), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, such a change in control shall be deemed to have occurred if:

             (a) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

             (b) During any period of two (2) consecutive years (not including any period prior to the date the Plan is adopted by the Board) there shall cease to be a majority of the Board comprised of Continuing Directors; or

             (c) (i) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

             (ii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

          2.4 "Code" means the Internal Revenue Code of 1986, as in effect at the time of reference, or any successor revenue code which may hereafter be adopted in lieu thereof, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

          2.5 "Committee" means the stock option subcommittee of the Board or of its compensation committee or any other committee appointed by the Board which is invested by the Board with responsibility for the administration of the Plan and whose members meet the requirements for eligibility to serve as set forth in the Plan.

          2.6 "Company" means Corrpro Companies, Inc.

          2.7 "Continuing Directors" means individuals who at the beginning of any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          2.8 "Eligible Compensation" means the regular compensation (i.e., straight time earnings or base salary) earned by an Employee during a payroll period, before deductions or withholdings, but shall exclude, unless the Committee determines otherwise, all other amounts, including, but not limited to, (i) amounts paid as bonuses, for overtime, auto and other allowances, imputed income, as the reimbursement of expenses and other additional compensation, (ii) all amounts contributed by the Company or any Subsidiary under any profit-sharing (other than amounts which are elective deferrals under Section 401(k) of the Code), pension, retirement, group insurance or other employee welfare benefit plan or trust whether now in existence or hereinafter adopted (iii) any income from stock option exercises or other equity based compensation and (iv) amounts paid as severance, disability, retirement plan distributions, deferred compensation, or otherwise from benefit plans or similar arrangements.

          2.9 "Exchange Act" means the Securities Exchange Act of 1934, as in effect at the time of reference, or any successor law which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

          2.10 "Employees" means persons employed by the Company or any of its Subsidiaries; provided, however, that no person shall be considered an Employee unless he (i) is customarily employed by the Company or any of its Subsidiaries for more than twenty (20) hours per week and more than five
     (5) months in a calendar year and (ii) has been employed by the Company or any of its Subsidiaries (including service with such Subsidiary prior to its becoming a subsidiary of the Company) for at least twelve (12) consecutive months as of the Offering Commencement Date of any such offering.

          2.11 "Fair Market Value" means, with respect to the Shares, the closing price of the Shares on the New York Stock Exchange or other national securities exchange, on the last business day prior to the date on which the value is to be determined, as reported in "The Wall Street Journal" or such other source of quotations for, or reports of trading of, the Shares as the Committee may reasonably select from time to time; provided, however, if the Shares are not then traded on such an exchange, but are then traded on the over-the-counter market, Fair Market Value means the mean between the high and the low bid and asked prices for the Shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding day on which sales occurred if there were no sales on such date); provided further, however, if no sales have occurred in the over-the-counter market during the three week period preceding the date on which the value is to be determined, Fair Market Value means the average of the mean between the high and low bid and asked prices for the Shares on the over-the-counter market for the three (3) month period ending on the last business day prior to the date on which the value is to be determined.

          2.12 "Offering Commencement Date" means January 1 or July 1, as the case may be, or any other date determined by the Committee, on which a particular offering begins.

          2.13 "Offering Termination Date" means the June 30 or December 31, as the case may be, or any other date determined by the Committee, on which a particular offering terminates.

          2.14 "Option" means the right granted to an Employee to purchase Shares pursuant to an offering made under the Plan and pursuant to such Employee's election to purchase Shares in such offering, at a price, and subject to such limitations and restrictions as the Plan and the Committee may impose.

          2.15 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the employer corporation if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.16 "Plan" means Corrpro Companies, Inc. Employee Stock Purchase
     Plan.

          2.17 "Purchase Period" means the period commencing on the Offering Commencement Date and ending on the Offering Termination Date during which installment payments for Shares purchased pursuant to Options granted pursuant to an offering made under the Plan shall be made.

          2.18 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act, as in effect at the time of reference, or any successor rules or regulations which may hereafter be adopted in lieu thereof, and any reference to any specific provisions of Rule 16b-3 shall refer to the corresponding provisions of Rule 16b-3 as it may hereafter be amended or replaced.

          2.19 "Shares" means shares of the Company's no par value common stock or, if by reason of the adjustment provisions contained herein, any rights under the Plan pertain to any other security, such other security.

          2.20 "Subsidiary" or "Subsidiaries" means any corporation or corporations other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          2.21 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise or receive an Option by bequest or inheritance or by reason of the death of the Employee.

     3. STOCK SUBJECT TO THE PLAN. There will be reserved for use, upon the exercise of Options to be granted from time to time pursuant to offerings made under the Plan, an aggregate of 375,000 Shares, which Shares may be, in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. The number of Shares reserved under the Plan may be issued pursuant to the exercise of Options granted pursuant to one or more offerings made under the Plan. Any Shares subject to issuance upon exercise of Options but which are not issued because of a surrender, lapse, expiration or termination of any such Option prior to issuance of the Shares shall once again be available for issuance in satisfaction of Options.

     4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee to administer the Plan. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine when offerings will be made under the Plan, the number of Shares available for purchase in any such offering, and the terms and conditions of any such offering; to amend or cancel options (subject to Section 25 of the Plan); to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan; and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan, including the designation of individuals responsible for the day-to-day operation of the Plan. All decisions, determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries. The Board may from time to time appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

     5. OFFERINGS. Unless the Committee, in its discretion, determines otherwise, the Plan will be implemented by up to twenty (20) consecutive six (6) month offerings. The first offering under the Plan shall commence on January 1, 2000 and terminate on June 30, 2000. Thereafter, offerings shall commence on each subsequent July 1 and January 1 and terminate on the following December 31 and June 30, respectively, of such year until the Plan is terminated or no additional Shares are available for purchase under the Plan. The Committee may establish a maximum number or Shares available during any particular offering.

     6. ELIGIBILITY TO PARTICIPATE IN OFFERINGS. All Employees shall be eligible to participate in the Plan; provided, however, that the Committee may exclude the Employees of any specified Subsidiary from any offering made under the Plan; and provided further, that the Committee may determine that any offering of Shares made under the Plan will not be extended to highly compensated Employees (within the meaning of Section 414(q) of the Code).

     7. PARTICIPATION. An eligible Employee may become a participant in the Plan by completing, signing and filing a subscription agreement ("Subscription Agreement") which shall designate a whole percentage of his Eligible Compensation, not to exceed ten percent (10%) unless the Committee, in its discretion, determines to set a higher or lower percentage, to be withheld during the Purchase Period of any offering in which he participates, and any other necessary papers, including, but not limited to, any forms required to establish a book entry account with the Company's stock transfer agent or a brokerage account at a brokerage firm designated by the Committee in the Employee's name for the purpose of holding any Shares purchased pursuant to the Plan, with such person as the Committee may designate at least ten (10) days prior to the Offering Commencement Date of the first offering in which he wishes to participate. The Committee may require, as a condition to participation in any particular offering, that the eligible Employee agree to hold the Shares acquired upon exercise of the option thereby granted for a reasonable period of time. After completing, signing and filing a Subscription Agreement and any other necessary papers in accordance with the preceding sentence, an Employee shall be deemed to have become a participant in the Plan for each subsequent offering until the Employee withdraws from the Plan in accordance with Section 14 hereof, is deemed to have withdrawn from the Plan in accordance with Section 19 hereof, or otherwise gives written notice of his intent to withdraw to such person as the Committee may designate. Except as otherwise provided in Section 14, if an Employee desires to change the percentage of his Eligible Compensation to be withheld and applied to the purchase of Shares, or if an Employee who withdraws from the Plan desires to re-enter the Plan, he must file a new Subscription Agreement in accordance with this Section 7 at least fifteen (15) days prior to the Offering Commencement Date of the particular offering to which such change or re-entry is intended to apply. An Employee's re-entry into the Plan cannot become effective before the beginning of the next offering following his withdrawal; provided, however, if an Employee is subject to Section 16(b) of the Exchange Act, his re-entry into the Plan must comply with the requirements of Rule 16b-3 for all transactions under the Plan to be exempt from Section 16(b) of the Exchange Act. Participation in one offering under the Plan shall neither limit nor require participation in any other offering.

     8. GRANT OF OPTIONS. Subject to the limitations set forth in Sections 6 and 9 of the Plan, on the Offering Commencement Date of each offering made under the Plan, each Employee who has previously elected to participate in the Plan shall automatically be granted an Option for as many full Shares as he will be able to purchase with the payroll deductions credited to his Account during the Purchase Period of that offering. In the event the total maximum number of Shares resulting from all elections to purchase under any offering of Shares made under the Plan exceeds the number of Shares offered, the Company reserves the right to reduce the maximum number of Shares which Employees may purchase pursuant to their elections to purchase, to allot the Shares available in such manner as it shall determine (subject to the requirements of Section 423 of the Code), but generally pro rata to subscriptions received, and to grant Options to purchase only for such reduced number of Shares. Notice of any such reduction shall be given to each participating Employee, in a uniform and nondiscriminatory manner determined by the Committee in its sole discretion. In the event an Employee's election to purchase Shares pursuant to an offering made under the Plan is canceled, in whole or in part, pursuant to the provisions of the Plan, a proportionate portion of the Option granted to such Employee shall automatically terminate.

     9. LIMITATIONS OF NUMBER OF SHARES WHICH MAY BE PURCHASED. The following limitations shall apply with respect to the number of Shares which may be purchased by each Employee who elects to participate in an offering made under the Plan:

          (a) Unless the Committee, in its discretion, determines to set a higher or lower percentage or dollar maximum, no Employee may purchase, or elect to purchase, Shares during any one offering pursuant to the Plan for an aggregate purchase price in excess of the lesser of (i) ten percent (10%) of his Eligible Compensation during the Purchase

     Period applicable to such offering or (ii) three thousand United States dollars (US$3,000.00).

          (b) No Employee shall be granted an Option to purchase Shares under the Plan if such Employee immediately after such Option is granted, owns stock (within the meaning of Section 424(d) of the Code, and including stock subject to purchase under any outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or, if applicable, any Subsidiary or, if applicable, a Parent.

          (c) No Employee shall be granted an Option to purchase Shares which permits his right to purchase stock under the Plan and all other employee stock purchase plans of the Company and, if applicable, a Subsidiary, and, if applicable, a Parent, to accrue (as determined under Section 423(b)(8) of the Code) at a rate which exceeds ($25,000) of fair market value of such stock (determined on the date the Option to purchase is granted) for each calendar year in which such Option is outstanding at any time.

     10. EXERCISE PRICE. Unless the Committee, in its discretion, determines to set a higher per Share exercise price, the per Share exercise price for Shares subject to purchase under Options granted pursuant to an offering made under the Plan shall be an amount equal to the lesser of (a) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Commencement Date, and (b) eighty-five percent (85%) of the Fair Market Value of the Shares on the Offering Termination Date.

     11. METHOD OF PAYMENT. Payment of the exercise price of any Option granted pursuant to the Plan shall be made in installments through payroll deductions, with no right of prepayment. Each Employee electing to participate in an offering of Shares made under the Plan shall authorize the Company pursuant to
Section 7 of the Plan to withhold a designated amount from his regular weekly, bi-weekly, semimonthly or monthly pay for each payroll period during the Purchase Period, which amount, expressed as a percentage, may not exceed ten percent (10%) of his Eligible Compensation, subject to the provisions of Sections 7 and 9(a) above. All such payroll deductions made for an Employee shall be credited to his Account. An Employee may not make any separate cash payments into his Account, nor may payment for Shares be made other than by payroll deduction. No interest shall accrue on the amounts credited to an Employee's Account pursuant to this Section 11.

     12. EXERCISE OF OPTIONS. As of the close of business on the Offering Termination Date of any offering of Shares made under the Plan, each outstanding Option shall automatically be exercised. Subject to the limitations in Sections 6, 8 and 9 of the Plan, upon the exercise of an Option, the aggregate amount of the payroll deductions credited to the Account of each Employee as of that date will automatically be applied to the exercise price for the purchase of that number of Shares, rounded down to the nearest whole share, equal to the Account balance divided by the exercise price. A certificate representing the Shares so purchased shall be delivered to the Employee or the Employee's Successor, or, in the Committee's discretion, to a book entry account at the Company's stock transfer agent or a brokerage account established for the benefit of the Employee or the Employee's Successor (which contains such terms and conditions as the Committee may designate), as soon as reasonably practicable after the exercise of the Option. Unless an Employee notifies the Company in writing not to carry over the balance of his Account to the next offering, the Company shall carry over the balance of his Account to the next offering. Upon termination of the Plan, the balance of each Employee's Account shall be returned to him.

     13. RIGHTS AS SHAREHOLDER. An Employee will become a shareholder of the Company with respect to Shares for which payment has been received at the close of business on the Offering Termination Date. An Employee will have no rights as a shareholder with respect to Shares under an election to purchase Shares until he has become a shareholder as provided above.

     14. CANCELLATION OF ELECTION TO PURCHASE. An Employee who has elected to purchase Shares pursuant to any offering made under the Plan may cancel his election in its entirety or may partially cancel his election (as set forth in his Subscription Agreement) by reducing the percentage amount which he has authorized the Company to withhold from his Eligible Compensation for each payroll period during the Purchase Period. Any such full or partial cancellation shall be effective upon the delivery by the Employee of written notice of cancellation to such person as the Committee may designate. Such notice of cancellation must be so delivered before the close of business on the third to last business day of the Purchase Period. If an Employee partially cancels his original election by reducing the amount authorized to be withheld from his pay, he shall continue to make installment payments at the reduced rate for the remainder of the Purchase Period, and for any subsequent offering in which he participates unless he files a new Subscription Agreement in accordance with
Section 7 hereof.

     An Employee's rights upon the full or partial cancellation of his election to purchase Shares shall be limited to the following:

          (a) He may receive in cash, as soon as practicable after delivery of the notice of cancellation, the amount then credited to his Account, except that, in the case of a partial cancellation, he must retain in his Account an amount equal to the amount of his new payroll deduction times the number of payroll periods in the Purchase Period through the date of cancellation, or

          (b) He may have the amount credited to his Account at the time the cancellation becomes effective applied to the purchase of the number of Shares such amount will then purchase. The purchase of Shares will become effective at the close of business on the Offering Termination Date.

     In the case of a full cancellation, the Employee shall be deemed to have withdrawn from the Plan. To re-enter the Plan, the Employee must file a new Subscription Agreement in accordance with Section 7.

     15. LEAVE OF ABSENCE OR LAYOFF. An Employee purchasing Shares under the Plan who is granted a leave of absence (including a military leave) or is laid off during the Purchase Period may at that time elect to suspend payments during the leave of absence, or, in the case of a layoff, he may suspend payments for not more than ninety (90) days (or such other period as determined by the Committee in its sole discretion), but, in either case, not beyond the last day of the Purchase Period. Any such suspension shall be treated as a partial cancellation of his election to purchase Shares.

     If the Employee does not return to active service upon the expiration of his leave of absence or within ninety (90) days (or such other period as determined by the Committee in its sole discretion) from the date of his layoff, his election to purchase shall be deemed to have been canceled at that time, and the Employee's only right will be to receive in cash the amount credited to his Account.

     16. EFFECT OF FAILURE TO MAKE PAYMENTS WHEN DUE. If in any payroll period an Employee who has filed an election to purchase Shares under the Plan has no pay or his pay is insufficient (after other authorized deductions) in any payroll period to permit deduction of his installment payment, the amount of such deficiency shall be treated as a partial cancellation of his election to purchase Shares.

     17. RETIREMENT. If an Employee who retires in a manner entitling him to early, normal or late retirement benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)) has an election to purchase Shares in effect at the time of his retirement, he may, within three
(3) months after the date of his retirement (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

          (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in his Account, or

          (b) Have the amount credited to his Account at the time of the termination of his employment by reason of retirement applied to the purchase of the number of Shares such Account will purchase as of the date of his termination, such purchase to be effective as of the Offering Termination Date.

     If no such notice is given within such period, the election will be deemed canceled as of the date of retirement and the only right of the Employee will be to receive in cash the amount credited to his Account.

     18. DEATH. If an Employee, including a retired Employee, dies and has an election to purchase Shares in effect at the time of his death, the Employee's Successor may, within three (3) months from the date of death (but in no event later than the close of business on the third to last business day of the Purchase Period), by delivering written notice to such person as the Committee may designate, elect to:

          (a) Receive in cash, as soon as practicable after delivery of such notice, the amount then credited in the Employee's Account, or

          (b) Have the amount credited to the Employee's Account at the time of the Employee's death applied to the purchase of the number of Shares such Account will purchase as of the date of death, such purchase to be effective as of the Offering Termination Date.

     If no such notice is given within such period, the election will be deemed canceled as of the date of death, and the only right of such Successor will be to receive in cash the amount credited to the Employee's Account.

     19. TERMINATION OF EMPLOYMENT OTHER THAN FOR RETIREMENT OR DEATH. If an Employee's employment is terminated for any reason other than retirement or death prior to the end of the Purchase Period of any offering, the Employee's rights under the Plan will terminate at such time. A notice to withdraw from the Plan will be considered as having been received from the Employee on the day his employment ceases, and the only right of the Employee will be to receive the cash then credited to his Account.

     20. NONTRANSFERABILITY OF OPTIONS. An Option, or an Employee's right to any amounts held for his Account under the Plan, shall not be transferable, other than (a) by will or the laws of descent and distribution, and an Option may be exercised, during the lifetime of the holder of the Option, only by the holder or in the event of death, the holder's Successor or (b) if permitted pursuant to the Code and the Regulations thereunder without affecting the Option's qualification under Section 423 of the Code, pursuant to a qualified domestic relations order.

     21. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations, or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to the Shares, or similar transactions or events, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Options theretofore granted, applicable purchase prices and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Option.

     22. CHANGE IN CONTROL. Notwithstanding anything to the contrary herein, in the case of a Change in Control of the Company, the Board may, in its sole discretion, elect to terminate the Purchase Period of any offering then in effect as of the last day of the month during which the Change in Control occurs, with the effect that such day will be the Offering Termination Date of such offering.

     23. TAXES. The Employee, or his Successor, shall promptly notify the Company of any disposition of Shares acquired pursuant to the exercise of an Option under the Plan and the Company shall have the right to deduct any taxes required by law to be withheld as a result of such disposition from any amounts otherwise payable then or at any time thereafter to the Employee. The Company shall also have the right to require a person entitled to receive Shares pursuant to the exercise of an Option to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to the Shares before the certificate for such Shares is delivered pursuant to the Option.

     24. TERMINATION OF THE PLAN. The Plan shall terminate ten (10) years from the date the Plan becomes effective, and an Option shall not be granted under the Plan after that date although the terms of any Options may be amended at any date prior to the end of its term in accordance with the Plan. Any Options outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Option and this Plan.

     25. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the shareholders of the Company shall be made if shareholder approval under Section 423 of the Code or Rule 16b-3 would be required. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Option granted under the Plan shall impair any of the rights of any holder, without the holder's consent, under any Option theretofore granted under the Plan.

     26. DELIVERY OF SHARES ON EXERCISE. Delivery of certificates, or the book entry on the Company's stock transfer agent's books, for Shares to or for the benefit of an Employee pursuant to the exercise of an Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require an Employee to furnish the Company with appropriate representations and a written investment letter prior to the exercise of an Option or the delivery of any Shares pursuant to the exercise of an Option.

     27. FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Option granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith.

     28. NO CONTRACT OF EMPLOYMENT. Neither the adoption of this Plan nor the grant of any Option shall be deemed to obligate the Company or any Subsidiary to continue the employment of any Employee.

     29. EFFECTIVENESS OF THE PLAN. The Plan shall become effective on January 1, 2000. Notwithstanding the foregoing, unless the Plan is approved by the Company's shareholders at a meeting duly held in accordance with Ohio law within twelve (12) months after being adopted by the Board the Plan and all Options made under it shall be void and of no force and effect.

     30. OTHER PROVISIONS. As used in the Plan, and in other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

PROXY                       CORRPRO COMPANIES, INC.

           BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING, JULY 22, 1999

   The undersigned, having received the Notice of Meeting and Proxy Statement, hereby constitutes and appoints Joseph W. Rog, David H. Kroon, and Barry W. Schadeck, and each of them (with full power of substitution respectively), true and lawful attorneys and proxies for the undersigned to attend the Annual Meeting to be held on July 22, 1999, at 10:00 a.m., at The Medina Country Club, 5588 Wedgewood Road, Medina, Ohio, and any adjournments thereof.

The Proxy when properly executed will be voted in the manner directed; if no direction is made this Proxy will be voted FOR the Director Nominees, FOR Proposal Two (approval of the Employee Stock Purchase Plan). In their discretion, the parties are also authorized to vote upon such other matters as may properly come before the meeting.

1. Election of Directors, Nominees:

       [ ] FOR all nominees listed below                     [ ] WITHHOLD AUTHORITY
           (except as marked to the contrary below)              to vote for the nominees listed below

      ROBERT E. HODGE, DAVID H. KROON, C. RICHARD LYNHAM AND JOSEPH W. ROG

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)


--------------------------------------------------------------------------------

2. Proposal to approve the Employee Stock Purchase Plan.
                                             [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

                                                 (Continued on the reverse side)




(Continued from other side)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOXES. SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN AND RETURN THIS CARD.

                                                    Dated:
                                                          ----------------------


                                                    ----------------------------
                                                    Signature(s)


                                                    ----------------------------
                                                    Signature(s)

                                                    Please sign exactly as name
                                                    appears hereon. Joint owners
                                                    should each sign. When
                                                    signing as attorney,
                                                    executor, administrator,
                                                    trustee, or guardian, please
                                                    give full title as such.

                                                    [ ] ATTEND MEETING

                                                    We would appreciate your
                                                    indicating if you are
                                                    planning to attend the
                                                    Annual Meeting. Your failure
                                                    to check this box will not
                                                    prejudice you from attending
                                                    the meeting.

                                   Proxy Card